Exhibit 99.1

ENSERVCO Announces Departure of Bob Devers and Plans to Appoint New Chief Financial Officer

DENVER, CO – June 8, 2017 – ENSERVCO Corporation (NYSE MKT: ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced that chief financial officer Bob Devers will leave the Company on August 4, 2017, to pursue other opportunities. An executive search and interview process for his replacement is underway and the Company expects to name a new chief financial officer in the coming weeks.

“Bob’s departure date later this summer gives us ample time to bring our new CFO up to speed and ensure a smooth transition,” said Ian Dickinson, CEO. “We appreciate Bob’s service and many contributions to the Company through the years and wish him well in his future endeavors.”

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment, water hauling and oilfield support equipment rental. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO’s annual report on Form 10-K for the year ended December 31, 2016, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include expectations that the Company will hire a new CFO. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contacts:

Pfeiffer High Investor Relations, Inc.

Jay Pfeiffer

Phone 303-393-7044

Email: jay@pfeifferhigh.com